SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                      ------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 8, 1999

                             NALCO CHEMICAL COMPANY

             (Exact name of Registrant as specified in its charter)

  Delaware                       1-4957                           36-1520480
(State or other                (Commission                    (I.R.S. Employer
jurisdiction of                File Number)                Identification No.)
incorporation)

                One Nalco Center, Naperville, Illinois 60563-1198

                    (Address of principal executive offices)

                                 (630) 305-1000
              (Registrant's telephone number, including area code)


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Item 1. Change in Control of Registrant.

     The offer (the "Offer") by H2O Acquisition Co., a Delaware corporation and an indirect, wholly owned subsidiary of Suez Lyonnaise des Eaux, a societe anonyme organized under the laws of the Republic of France, to purchase all the issued and outstanding shares (the "Shares") of (i) the registrant's common stock at $53 per share and (ii) the registrant's Series B ESOP Convertible Preferred Stock at $1060 per share, in each case, in cash, without interest thereon, expired as scheduled at 12:00 midnight, New York City time, on Monday, November 8, 1999. On Tuesday, November 9, 1999, effective as of 12:01 a.m. all Shares validly tendered and not withdrawn prior to the expiration of the Offer were accepted for payment. Suez Lyonnaise des Eaux and H2O Acquisition Co. have announced the completion of the Offer through a press release dated November 9, 1999.

     The press release is filed as an exhibit to this Form 8-K; is incorporated by reference into the text of this Item 1; and qualifies the description in this
Item 1 in its entirety.

Item 7. Financial Statements and Exhibits.

     99.01  Press Release dated November 9, 1999 (filed herewith).


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                                  EXHIBIT INDEX
                                  -------------

Exhibit
  No.               Description
--------            -----------

99.01.              Press Release dated November 9, 1999 (filed herewith).


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          NALCO CHEMICAL COMPANY

Date:    November 9, 1999                    /s/ Suzzanne J. Gioimo
                                          ------------------------------------
                                          Name:  Suzzanne J. Gioimo
                                          Title: Corporate Secretary


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                                       5

Exhibit 99.01.

                          SUEZ LYONNAISE DES EAUX NEWS

Tuesday, November 9, 1999

Suez Lyonnaise des Eaux Completes Tender Offer for Nalco

     Paris, France and Naperville, Illinois -- Suez Lyonnaise des Eaux (Paris
Bourse: LY), a world leader in private infrastructure services, today announced that it has successfully completed its tender offer for shares of Nalco Chemical Company (NYSE: NLC), a leading provider of water treatment services and products. The tender offer expired at 12:00 midnight, New York City time, on Monday, November 8, 1999.

     Based on preliminary information, 66,195,851.711 shares of common stock of Nalco (including 907,700 shares tendered pursuant to notices of guaranteed delivery) and 346,606.379 shares of Series B ESOP Convertible Preferred Stock of Nalco were validly tendered under the terms of the offer. All shares validly tendered were accepted for payment at a price of $53.00 per share of Common Stock and $1,060.00 per share of Series B ESOP Convertible Preferred Stock. Upon payment for the tendered shares, Suez Lyonnaise will own approximately 97.1 percent of the outstanding share capital of Nalco on a fully diluted basis.

     With annual revenues of $32.5 billion, Suez Lyonnaise is a world leader in private infrastructure services, with operations in more than 120 countries. It is a market leader in the water sector, supplying drinking water to 85 million people and providing wastewater services to 57 million people. The three global core business sectors of Suez Lyonnaise are: energy, water, and waste services.

     Based in Naperville, Illinois, outside of Chicago, Nalco Chemical employs 7,000 people of which about 3,600 are engineers and technicians with direct customer contact and 300 are researchers located in five R&D centers.

Contact:    John Ferguson              Graham Jackson           Paul Cholette
            Morrow & Co. for           Nalco Chemical           Nalco Chemical
            Suez Lyonnaise             (630) 305-1365           (630) 305-1147
            (212) 754-8000